Exhibit 10.33(c)

LEASE TERMINATION AGREEMENT

This Lease Tennination Agreement (this "Agreement"), dated as of the 21st day of December, 2022 (the "Effective Date"), is entered into between SPRING VALLEY, LLC, a Georgia limited liability company ("Landlord") and ADK GEORGIA, LLC, a Georgia limited liability company ("Tenant").

RECITALS

A Landlord and Tenant entered into that certain Lease Agreement dated August 1, 2010, as amended by that certain First Amendment to Lease dated August 31, 2010, that certain Second Amendment to Lease dated August 14, 2015, and that certain Third Amendment to Lease dated September 30, 2022 (collectively, the "Lease"), covering the following eight (8) nursing facilities (the "Facilities") which more specifically and particularly described the Lease (the "Premises"):

The Powder Springs Facility, located at 3460 Powder Springs Road, Powder Springs, Cobb County, Georgia, consisting of 208 licensed beds;

The Thomasville Facility, located at 120 Skyline Drive, Thomasville, Thomas County, Georgia, consisting of 52 licensed beds;

The Jeffersonville Facility, located at 82 Spring Valley Road, Jeffersonville, Twiggs County, Georgia, consisting of 131 licensed beds;

The Lumber City Facility, located at 93 GA-19, Lumber City, Telfair County, Georgia, consisting of 86 licensed beds;

The LaGrange Facility, located at 2111 West Point Road, LaGrange, Troup County, Georgia, consisting of 138 licensed beds;

The Tara Facility located at 3223 Falligant Avenue, Thunderbolt, Georgia, Chatham County, consisting of 134 licensed beds;

The Oceanside Facility, located at 7 Rosewood Avenue, Tybee Island, Chatham County, Georgia, consisting of 85 licensed beds; and

The Savannah Beach Facility, located at 77 Van Hom Street, Tybee Island, Chatham County, Georgia, consisting of 50 licensed beds

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B.
In connection with the Lease, Regional Health Properties, Inc., a Georgia corporation, as successor to AdCare Health Systems, Inc. ("Guarantor") delivered to Landlord that certain Guaranty of Lease dated August 14, 2015 (the "Guaranty").
C.
Tenant has entered into those certain Operations Transfer Agreements (the "OTAs") by and between Tenant and TV Thomasville LLC, LC Lumber City LLC, LG Lagrange LLC and TB Thunderbolt LLC (the "New Operators") that are respectively dated December 15, 2022 and have a defined Effective Date of December 7, 2022.

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D.
At the time of this Agreement Tenant is in default of its obligations under the Lease· Landlord has requested that the Lease be terminated; Tenant has agreed to Landlord's request to terminat; the Lease; and the parties agree the Lease shall terminate effective as of December 7, 2022 which is the effective date of those certain OTAs between Tenant and New Operators (the "Effective Termination Date") on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Termination. Landlord and Tenant hereby agree that, as of the Effective Termination Date, the Lease and the term thereof is terminated and expired, and Tenant's leasehold estate in and right of possession of the Premises is terminated and wholly extinguished, as if said Effective Termination Date was originally set forth in the Lease as the expiration date thereunder. As of the Effective Termination Date, neither Landlord nor Tenant shall have any further rights or obligations under the Lease, except as provided in this Agreement.

2.
Surrender of the Premises. Tenant shall work promptly and without delay surrender the Premises to Landlord, or its authorized representative, in clean condition with all equipment, fixtures, furniture, and personal property of Landlord to remain in place. To the extent that the Premises are not in compliance with the Lease as of the Effective Termination Date, Landlord shall advise Tenant of same and Tenant shall ensure that all matters are repaired and corrected. Any items of personal property remaining on or in the Premises after the Tenant has vacated the same shall be considered abandoned by Tenant and Landlord shall have the right to dispose of same at Tenant's sole cost and expense. In the event that Tenant fails for any reason to vacate and surrender possession of the Premises to Landlord in accordance with this Agreement, Landlord may exercise all remedies available to Landlord at law and/or under the Lease in connection with such holding over.

3.
Cooperation in Transfer of Operations. Tenant, and its affiliates, including without limitation Tara Operator, LLC, Thomasville Operations, LLC, Lumber City Operations, LLC, LaGrange Operations, LLC and Regional Health Properties, Inc. ("Affiliates"), shall promptly cooperate with Landlord and any third-parties, specifically including the New Operators, to take such actions and execute such documents as are reasonably necessary to continue the operation of and transfer the ownership of the Facilities with an effective date of the Effective Termination Date. This includes without limitation the prompt execution of any required operation transfer agreement, Medicare Forms CMS-855A, change of ownership filings, and all other necessary and proper agreements required to effectuate the transfer of the Facilities. Tenant shall promptly provide the name of each affiliated operator, manager, or sublessee in any of the Facilities. Tenant, and its Affiliates, shall not continue negotiations regarding or enter into any settlement or compromise agreements which may impact Medicaid and other payment streams of future operators absent the express written direction from Landlord and shall inform Landlord of the status of any current negotiations with payers. Tenant and Affiliates further agrees to continue to pay its employees during the transfer period, subject to the terms of any agreements between Tenant and the new lessee(s) or operators(s). The Landlord and Tenant acknowledge that certain expenses will be required to be prorated after the Termination Date and will be paid or reimbursed by the benefitting party as prescribed by the OTAs. Tenant acknowledges that its promise and assurance of prompt cooperation in this Section 3 are a material inducement to Landlord to enter into this Termination Agreement. Notwithstanding anything to the contrary set forth in this Agreement, under no circumstances shall any Tenant be required

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to take any action that is inconsistent with or violative of Applicable Laws. For purposes of this Agreement, the term "Applicable Laws" shall mean: all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits and orders, from time to time in existence, of all courts of competent jurisdiction and government agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations of any kind, all as may be amended or modified from time to time, including without limitation, those relating to (i) human health and safety, (ii) The Patient Protection and Affordable Care Act; (iii) the provision of health care services, including, without limitation, (a) Medicare, Medicaid, CHIP, the TRICARE laws (10 U.S.C. §§ 1071 et seq.); (b) all Federal Health Care Program conditions of participation and payment and other requirements, (c) the False Claims Act (31 U.S.C. §§ 3729 et seq.), (d) the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), (e) federal and state anti- kickback statutes (including 42 U.S.C. § 1320a-7b),

(t) federal and state physician self-referral laws (including 42 U.S.C. § 1395nn), (g) criminal false claims and false statement statutes (e.g., 18 U.S.C. §§ 287 and 1001), (h) the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. §§ 3801 et seq.), (i) the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (P.L. 108-173, 117 Stat. 2066), (j) the Food, Drug and Cosmetic Act of 1938 (21 U.S.C. §§ 301 et seq.), (k) the Deficit Reduction Act of2005 (P.L. 109-171, 120 Stat. 4), (l) the Controlled Substances Act (21 U.S.C. §§ 801 et seq.); (m) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, and all regulations promulgated therewith ("HIPAA"); (n) laws regarding advertising, marketing and promotional activities; and (iv) any other law, rule, directive, requirement or regulation with the force and effect oflaw governing the provision of senior living, skilled nursing, health, hospice or any other health care services provided by the Community.

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4. Release.

(a)
By Landlord.
(i)
Effective as of the Effective Termination Date, Landlord hereby forgives all past due and current Rent, late penalties, and Additional Rent for Taxes due under the Lease as of the Effective Termination Date, as well as all accrued and unpaid interest and unpaid principal for that certain Promissory Note dated September 30, 2022.
(ii)
Tenant and Guarantor are not released and shall remain liable to Landlord for any Nursing Home Provider Fees owed to the state of Georgia and arising on or before Effective Termination Date ("Unpaid Provider Fees"). If Unpaid Provider Fees are assessed against or recouped against the Landlord or any subsequent lessee or operator of the Facilities after the Effective Termination Date ("Assessment Event"), Tenant shall promptly reimburse Landlord for all such amounts. In order to facilitate and fund this reimbursement, Tenant agrees to execute, on ev n date of this Termination Agreement, a Promissory Note with a Line of Credit feature in favor of the Landlord in the principal sum of $2,700,000.00 bearing an interest rate of6.25%, payable monthly over 24 months, secured by Tenant's accounts receivables associated with the Premises and earned prior to the Effective TerminationDate, and guaranteed by the Guarantor ("Note"). For clarification and the avoidance of confusion, Tenant shall only be deemed to draw against the Note if and when there is an Assessment Event, and such draw amount shall be equal to the Unpaid Provider Fees assessed in the Assessment Event, at which time the Note will be repaid according to its terms. Landlord agrees to provide prompt written notice to Tenant and Guarantor of any Assessment Event.

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(b)
General. Effective as of the Effective Termination Date, and except as stated herein, Landlord, Tenant, and Guarantor, for themselves and their respective heirs, executors, administrators, predecessors-in-interest, successors, and assigns, do hereby waive, release, and forever discharge each other, and their respective successors and assigns, from all obligations, actions, causes of action, sums of money, covenants, agreements, promises, damages, judgments, claims, and demands whatsoever in law or in equity which each against the other ever had, now has, or which they or their respective predecessors, successors, or assigns hereafter may have, upon or by reason of any matter, cause, or thing whatsoever arising out of or in connection with the Lease, the Guaranty, the Premises, or the Facilities; provided that: (i) no party shall be released from any of its obligations under this Agreement (and this Agreement shall survive the termination of the Lease); (ii) neither Landlord, Tenant nor Guarantor shall be released from any indemnification obligations under the Lease as to matters occurring prior to the Termination Date (which obligations and indemnities shall survive the termination of the Lease); (iii) Tenant's obligations, as guaranteed by Guarantor, under Lease Section 2 (Maintenance of Leased Premises), Section 5 (Utilities and Maintenance), Section 7 (Lessee's Trade Fixtures and Personal Property), Section 12 (Liens), and Section 13 (Public Authorities) which accrued prior to the Effective Termination date shall survive the termination of the Lease; and (iv) obligations of Tenant and its Affiliates that arise under Section 3 of this Agreement including those contained in any operations transfer agreements required by that Section. For purposes hereof, all obligations of Tenant that survive termination of the Lease under this Section 4(b) shall be collectively referred to herein as, the "Surviving Obligations".

5.
Representations and Warranties.

(a)
Landlord and Tenant each hereby represent and warrant, as of the date hereof and the Effective Termination Date, that: (i) the person executing this Agreement on its behalf is duly authorized to execute and deliver this Agreement on its behalf; and (ii) the execution, delivery, and performance of this Agreement has been duly authorized by all necessary action and does not violate its formation or management documents, or any contract, agreement, commitment, order, judgment, or decree to which it is a party or to which it or the Premises are bound.
(b)
Tenant hereby represents and warrants, as of the date hereof and the Effective Termination Date and to the extent not previously disclosed, that it has not assigned, sublet, or otherwise transferred or encumbered its interest in the Lease or the Premises, in whole or in part, nor shall the Premises be in any way encumbered on the Effective Termination Date.
(c)
Tenant hereby represents and warrants, as of the Effective Termination Date, that:

(i) all parties who have performed labor or supplied materials upon or to the Premises, if any, have been fully paid; (ii) there exists no party who has any right or claim of lien against the Premises for having furnished material or performed labor thereon; and (iii) there are no construction liens outstanding against the Premises arising out of any act or omission of Tenant.

6.
Indemnification. Landlord and Tenant each agree to indemnify, hold harmless, and defend the other from and against any and all claims, liabilities, losses, costs, damages, and expenses (including reasonable attorneys' fees, charges, and expenses in the enforcement of this indemnity) asserted against or suffered by the other party arising out of, related to, or caused by the breach or inaccuracy of any covenant, obligation, warranty, or representation under this Agreement by such party. The terms of this Section 6 shall survive the termination of the Lease.

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:· Further Assurances. L ndlord and Tenant each agree to promptly execute, acknowledge, and ?eh er to the other such further mstrume ts and take such further actions as may be reasonably reqmred m order to carry out and effectuate the mtent and purpose of this Agreement.

8.
Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Georgia.

9.
Severability. If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect, invalidate, or render unenforceable any other term or provision of this Agreement. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

10.
Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same document. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., "pdf,. or "tif') format shall be effective as delivery of a manually executed counterpart of this Agreement.

11.
Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

12.
Entire Agreement; No Oral Modification. This Agreement constitutes the entire understanding between the parties with respect to the Lease, the leasehold estate created thereby, and the termination thereof. No provision hereof may be waived, modified, amended, discharged, or terminated except by written instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge, or termination is sought.
13.
Confidentiality. Tenant shall keep the terms of this Agreement confidential and shall not disclose the terms of same to any other party without the prior written consent of Landlord, provided that Tenant may disclose the terms hereof to Tenant's accountants, attorneys, managing employees, and others in privity with any such party to the extent reasonably necessary for Tenant's business purposes or if required by court order.

14.
No Recordin Tenant shall not record this Agreement nor any memorandum or short form of this Agreement, without the prior written consent of Landlord.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be executed as of the Effective Date.

LANDLORD:

SPRING VALLEY, LLC

a Georgia limited liability company

MARK FOSTER, Member

(Seal)

MITCH FOSTER, Member

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TENANT:

ADK GEORGIA, LLC

Title:a Ge · ability corporation

GUARANTOR:

REGIONAL HEALTH PROPERTIES, INC.

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